Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C Section 1350

In connection with the annual report on Form 10-K of Helius Medical Technologies, Inc. (the "Company") for the fiscal year ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Philippe Deschamps, as Chief Executive Officer of the Company, and Joyce LaViscount, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 27, 2016

/s/ Philippe Deschamps

Philippe Deschamps
President, Chief
Executive Officer, and a
Director

/s/ Joyce LaViscount

Joyce LaViscount
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Helius Medical Technologies, Inc. and will be retained by Helius Medical Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.